Exhibit 99.1

ServisFirst Bancshares, Inc. Declares First Quarter Cash Dividend

BIRMINGHAM, Ala.--(BUSINESS WIRE)--March 20, 2023--ServisFirst Bancshares, Inc., (NYSE: SFBS) (“ServisFirst”), the holding company for ServisFirst Bank, today announces: At a meeting held on March 20, 2023, its Board of Directors declared a quarterly cash dividend of $0.28 per share, payable on April 10, 2023, to stockholders of record as of April 3, 2023.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Atlanta, Birmingham, Charleston, Charlotte, Dothan, Huntsville, Mobile, Montgomery, Nashville, Northwest Florida, West Central Florida, and Western North Carolina. ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbank.com or by calling (205) 949-0302.

Contacts

ServisFirst Bank
Davis Mange (205) 949-3420
DMange@servisfirstbank.com